EXHIBIT 10.14

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) dated as of January 29, 2010 is between PAR TECHNOLOGY CORPORATION, a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”), and JPMORGAN CHASE BANK, N.A., NBT BANK, N.A., and ALLIANCE BANK, N.A. (collectively, the “Lenders”).

RECITALS:

A.      The Borrower, Administrative Agent and Lenders are parties to a Credit Agreement dated as of June 16, 2008, as amended by Amendment No. 1 dated as of November 1, 2009 (the “Credit Agreement”);

B.      The Borrower desires to exclude from the calculation of EBITDA for any period that includes the fourth quarter of 2009 certain extraordinary non-recurring charges incurred in the fourth quarter of 2009 relating to severance, lease terminations and inventory write-downs, and has requested that the Credit Agreement be amended to allow for the exclusion of the one-time charges from EBITDA;

C.      The Lenders are willing to allow the Borrower to exclude the extraordinary charges from EBITDA upon the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1           Definitions.  All capitalized terms used in this Amendment, which are not otherwise defined, shall have the meanings given to those terms in the Credit Agreement.

2           Amendment to Credit Agreement.

2.1           The definition of EBITDA set forth in the Credit Agreement is amended to read as follows:

 “EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, and (iii) all amounts attributable to depreciation and amortization expense for such period, minus (b) without duplication and to the extent included in Net Income, (i) all amounts attributable to any reappraisal, revaluation or write-up of assets, and (ii) any extraordinary or non-recurring gains or income and any non-cash items of income for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that, in calculating EBITDA for any period that includes the fourth quarter of 2009, the Borrower may add back to Net Income one-time extraordinary non-recurring charges relating to severance, lease terminations and inventory write-downs incurred in the fourth quarter of 2009 in an amount not to exceed $6,600,000 in the aggregate.

3           Representations and Warranties.  The Borrower represents and warrants to the Lenders that the following statements are true, correct and complete:

3.1           Each of the representations and warranties made by the Loan Parties in the Credit Agreement is true and correct on and as of the date of this Amendment.

3.2           No Default or Event of Default has occurred and is continuing.

3.3           This Amendment has been duly and validly authorized, executed and delivered by the Borrower.

3.4           This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof, except as expressly provided herein, no other changes or modifications to the Credit Agreement are intended or implied by this Amendment and in all other respects the Credit Agreement is hereby specifically ratified, restated and confirmed as of the date of this Amendment.  To the extent that any provision of the Credit Agreement conflicts with provision of this Amendment, the provision of this Amendment shall control.

4           Conditions to Effectiveness of Amendment.  This Amendment shall become effective only when and if each of the following conditions is satisfied:

The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, and the Majority Lenders.

4.1           The Borrower shall have paid to the Administrative Agent, for the ratable benefit of all the Lenders, an amendment fee in the amount of $30,250.

4.2           The Borrower shall have paid all invoices presented to the Borrower for expense reimbursements due to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement in connection with the preparation and negotiation of this Amendment.

5           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page to this Amendment by facsimile transmission or scanned and electronically mailed shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 and Waiver to be duly executed as of the day and year first above written.

PAR TECHNOLOGY CORPORATION

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., as

Administrative Agent and as Lender

By:

Name:

Title:

NBT BANK, N.A., as Lender

By:

Name:

Title:

ALLIANCE BANK, N.A., as Lender

By:

Name:

Title: